Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re VIOLIN MEMORY, INC.,[1] Debtor.	Chapter 11 Case No. 16-12782 (LSS)

SECOND AMENDED PLAN OF REORGANIZATION FOR VIOLIN MEMORY, INC.

Scott D. Cousins (No. 3079)

Justin R. Alberto (No. 5126)

Gregory J. Flasser (No. 6154)

BAYARD, P.A.

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

Phone: (302) 655-5000

Email: scousins@bayardlaw.com

            jalberto@bayardlaw.com

            gflasser@bayardlaw.com

- and -

Deryck A. Palmer (admitted pro hac vice)

David S. Forsh (admitted pro hac vice)

PILLSBURY WINTHROP SHAW PITTMAN LLP

1540 Broadway

New York, New York 10036-4039

Telephone: (212) 858-1000

Email: deryck.palmer@pillsburylaw.com

            david.forsh@pillsburylaw.com

- and -

Cecily A. Dumas (admitted pro hac vice)

PILLSBURY WINTHROP SHAW PITTMAN LLP

Four Embarcadero Center, 22nd Floor

San Francisco, California 94111-5998

Telephone: (415) 983-1000

Email: cecily.dumas@pillsburylaw.com

Counsel for the Debtor and Debtor-in-Possession

Mark D. Collins (No. 2981)

Zachary I. Shapiro (No. 5103)

RICHARDS LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Email: collins@rlf.com

            shapiro@rlf.com

- and -

Gary T. Holtzer (admitted pro hac vice)

David N. Griffiths (admitted pro hac vice)

WEIL GOTSHAL & MANGES LLP

757 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Email: gary.holtzer@weil.com

            david.griffiths@weil.com

Counsel for the Plan Sponsor

[1]	The Debtor’s tax identification number is 20-3940944 and its business address is 4555 Great America Parkway, Suite #510, Santa Clara, CA 95054.

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Article VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		16

7.1	Assumption of Executory Contracts	16

7.2	Rejection of Executory Contracts	16

7.3	Procedures Related to Assumption of Executory Contracts	16

7.4	Rejection Claim Bar Date	18

7.5	Continuing Obligations Owed to Debtor	18

7.6	Postpetition Contracts	18

Article VIII PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN		19

8.1	Right to Object to Claims	19

8.2	Deadline for Objecting to Claims	19

8.3	Deadline for Responding to Claim Objections	19

8.4	Right to Request Estimation of Claims	20

8.5	Distribution Procedures Regarding Allowed Claims	20

8.6	Procedures Regarding Distributions from the Distribution Trust	21

8.7	Allocation of Distributions Between Principal and Interest	21

Article IX Releases, Discharge, Injunctions, Exculpation and Indemnification		22

9.1	Releases by Debtor in Favor of Third Parties	22

9.2	Releases by Creditors of Claims Against Third Parties	23

9.3	Discharge and Discharge Injunction	23

9.4	Exculpation Relating to Bankruptcy Case	24

9.5	Post-Effective Date Indemnification	25

9.6	Restrictions on Trading In Equity Interests In The Debtor	25

Article X RETENTION OF JURISDICTION		25

10.1	Retention of Jurisdiction	25

10.2	Limitation on Jurisdiction	27

Article XI MISCELLANEOUS PROVISIONS		28

11.1	Legally Binding Effect	28

11.2	Conditions to Confirmation	28

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11.3	Conditions to Effectiveness	28

11.4	Exemption from Transfer Taxes	29

11.5	Securities Exemption	29

11.6	Defects, Omissions and Amendments of the Plan	29

11.7	Due Authorization By Creditors	30

11.8	Filing of Additional Documentation	30

11.9	Dissolution of the Official Committee	30

11.10	Governing Law	30

11.11	Successors and Assigns	31

11.12	Transfer of Claims	31

11.13	Notices	31

11.14	Indenture Trustee Fees and Expenses	32

11.15	U.S. Trustee Fees and Reports	32

11.16	Implementation	32

11.17	No Admissions	32

11.18	Substantial Consummation	33

11.19	Final Decree	33

EXHIBIT A Glossary of Defined Terms		34

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Violin Memory, Inc., the debtor and debtor-in-possession in the Bankruptcy Case (“Violin” or the “Debtor”), and VM Bidco LLC (“Soros” or the “Plan Sponsor,” and together with the Debtor, the “Proponents”), jointly propose this Plan. Reference is made to the Disclosure Statement in support of the Plan for a discussion of the Debtor’s history, business, property and results of operations, and for a summary of the Plan and certain related matters.

All Creditors are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Proponents for use in soliciting acceptances or rejections of the Plan.

For avoidance of doubt, the Plan applies and preserves the maximum global jurisdiction possible under applicable U.S. law, including, without limitation, over the assets of the Debtor wherever located. The Plan is also consistent with and implements the decisions of the Bankruptcy Court that are described in the Disclosure Statement.

Article I

SUMMARY OF THE PLAN

An overview of the Plan is set forth in the Disclosure Statement. Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging the Debtor’s prepetition equity interests and issuing New Equity to Quantum Partners, and (2) the distribution to holders of Allowed Claims of beneficial interests in a trust that will make distributions of Cash from available assets on such Allowed Claims in accordance with the priority scheme established by the Bankruptcy Code.

The reorganization of the Debtor and its estate described herein will be implemented by (1) the cancellation of Equity Interests and issuance of New Equity to Quantum Partners in satisfaction of the Quantum Claims, (2) the conversion of the DIP Facility into the DIP Tranche of the Exit Facility, (3) creation of the Distribution Trust for the payment of all Allowed Administrative Claims, Priority Claims, and Secured Claims, and for the benefit of Holders of Unsecured Claims, and (4) funding of the Distribution Trust with the Distribution Trust Assets.

Article II

DEFINITIONS, RULES OF INTERPRETATION AND CONSTRUCTION OF TERMS

2.1    All capitalized terms used but not defined elsewhere in the Plan have the meanings assigned to them in the Glossary of Defined Terms attached as Exhibit A to the Plan. Any capitalized term used and not otherwise defined by the Plan has the meaning ascribed to that term in the Bankruptcy Code and/or Bankruptcy Rules.

2.2    For purposes of the Plan, any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified.

2.3    The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan, unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter. The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

2.4    Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan.

2.5    The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

2.6    In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Article III

CLASSIFICATION OF CLAIMS AND INTERESTS

3.1	Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Priority Tax Claims and certain other claims have not been classified, and the treatment of such unclassified Claims is set forth below in Section 4.1 of the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

3.2	Unclassified Claims

    (not entitled to vote on the Plan)

(a)	Administrative Claims

(b)	Priority Tax Claims

(c)	DIP Claims

3.3	Unimpaired and Non-Voting Classes of Claims (deemed to have accepted the Plan)

(a)	Class 1. Secured Claims

(b)	Class 2. Priority Non-Tax Claims

3.4	Impaired and Voting Classes of Claims

(a)	Class 3. Quantum Claims

(b)	Class 4. General Unsecured Claims

3.5	Impaired and Non-Voting Classes of Claims or Interests (deemed to have rejected the Plan)

(a)	Class 5. Subordinated Claims

(b)	Class 6. Intercompany Claims

(c)	Class 7. Equity Interests

Article IV

TREATMENT OF CLAIMS AND INTERESTS

4.1	Unclassified Claims

(a)	Administrative Claims

Except to the extent that an Allowed Administrative Claim has been satisfied prior to the Effective Date, and except as otherwise provided for herein (including Section 4.1(d)(ii) with respect to Professional Fee Claims), each Holder of an Administrative Claim shall be entitled to receive in full, final and complete settlement, release, and discharge of such Claim, payment from the Distribution Trust in full in Cash of the unpaid portion of such Allowed Administrative Claim on the Distribution Date.

(b)	Priority Tax Claims

Except to the extent that an Allowed Priority Tax Claim has been satisfied prior to the Effective Date, each Holder of an Allowed Priority Tax Claim shall be entitled to receive, in full, final and complete settlement, release, and discharge of such Claim, at the election of the Debtor or the Distribution Trustee, payment from the Distribution Trust in full in Cash of the unpaid portion of such Allowed Priority Tax Claim on the Distribution Date or such other treatment by the Distribution Trust as permitted under section 1129(a)(9)(C) of the Bankruptcy Code.

(c)	DIP Claims

The DIP Claims are Allowed in full and will be satisfied in full by conversion of the DIP Facility into the DIP Tranche of the Exit Facility on the Effective Date.

(d)	Other Provisions Governing Administrative Claims:

(i)    General Provisions: Except as otherwise provided in this Article IV, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Debtor, the Reorganized Debtor, Plan Sponsor, and the Distribution Trustee no later than the Administrative Claims Bar Date. Holders of Administrative Claims (including, without limitation, Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the Administrative Claims Bar Date shall be forever barred from asserting such Claims against the Debtor, Reorganized Debtor, Distribution Trust or any of their property. Requests for payments of Administrative Claims included within a proof of claim are of no force and effect, and are disallowed in their entirety as of the Effective Date, and shall be satisfied only to the extent such Administrative Claim is subsequently Filed in a timely fashion as provided by this subsection and subsequently becomes an Allowed Claim.

(ii)    Professionals: All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any Professional or any other entity for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Debtor, the Reorganized Debtor, Plan Sponsor, the Distribution Trustee, and the U.S. Trustee an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the Distribution Trustee, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is filed, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. Any professional fees and reimbursements or expenses incurred by the Distribution Trust subsequent to the Effective Date may be paid in accordance with the Distribution Trust Agreement. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without further order of, or application to, the Bankruptcy Court. For the avoidance of doubt and without limiting the foregoing, (i) from and after the Effective Date, all Allowed Professional Fee Claims shall be satisfied first from the Professional Fee Reserve to the extent of any remaining availability therein in accordance with Bankruptcy Court order, and (ii) in the event that the amount of funds withdrawn by the Debtor as Supplemental Cash during the term of the DIP Facility exceeds the amount of the underlying Allowed Claims after a final determination by the Bankruptcy Court thereon, then the amount of such excess shall be disbursed from the Professional Fee Reserve (up to the amount of any remaining balance) to the Reorganized Debtor.

(iii)    Incremental Reserve. Prior to the Effective Date, the Debtor and Plan Sponsor shall use commercially reasonable efforts to consult in good faith and reach agreement with respect to any Administrative Claims accrued prior to the Effective Date and not accounted for in the Budget (as such term is used in connection with the DIP Facility) but which could be asserted prior to the bar date applicable to such Administrative Claims (the “Contingent Administrative Claims”). A reserve for Contingent Administrative Claims shall be funded immediately prior to the Effective Date from the DIP Facility (the “Incremental Reserve”); provided, however, that in no event shall (x) the amount of the Incremental Reserve, plus (y) the outstanding principal amount of the DIP Facility immediately prior to the Effective Date, exceed $8,000,000.00. In the event that the amount of the Incremental Reserve exceeds the amount necessary to satisfy Administrative Claims for which the Incremental Reserve was established, as and when such Claims are Allowed, the amount of such excess shall be disbursed to the Reorganized Debtor. Notwithstanding anything to the contrary herein, the Reorganized Debtor shall retain the right to object to any such Administrative Claim proposed to be satisfied from the Incremental Reserve. For the avoidance of doubt and without limiting the foregoing, from and after the Effective Date, the Incremental Reserve shall be used only to satisfy the Administrative Claims for which the Incremental Reserve was established, and shall be the first source of recovery for any such Administrative Claim as and when Allowed.

4.2	Unimpaired Classes of Claims and Interests

(a)	Class 1: Secured Claims

Classification: Class 1 consists of all Secured Claims, to the extent such Claims have not already been satisfied during the Bankruptcy Case.

Treatment: Each Holder of an Allowed Secured Claim shall receive, in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Claim, payment from the Distribution Trust in full in Cash of the unpaid portion of such Allowed Claim on the Distribution Date; provided, however, that to the extent such Allowed Claim is secured by a deposit held by such Holder, such Allowed Claim shall be satisfied by setoff of the amount of such deposit first against any Claim of such Holder that would otherwise be an Administrative Claim and second against any other Claim of such Holder, with any excess deposit to be paid by such Holder to the Distribution Trust.

Voting: Class 1 is Unimpaired, and the Holders of Claims in Class 1 will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 will not be entitled to vote to accept or reject the Plan.

(b)	Class 2: Priority Non-Tax Claims

Classification: Class 2 consists of all Priority Non-Tax Claims against the Debtor.

Treatment: Each Holder of an Allowed Priority Non-Tax Claim shall receive in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, payment from the Distribution Trust in full in Cash of the unpaid portion of such Allowed Claim on the Distribution Date or pursuant to such other terms as may be agreed to between such Holder and the Debtor or Distribution Trustee.

Voting: Class 2 is Unimpaired, and the Holders of Claims in Class 2 will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 will not be entitled to vote to accept or reject the Plan.

4.3	Impaired/Voting Classes of Claims and Interests

(a)	Class 3: Quantum Claims

Classification: Class 3 consists of all Claims of Quantum Partners against the Debtor (the “Quantum Claims”).

Treatment: The Quantum Claims shall be Allowed in the amount of $25,650,000.00 plus interest and fees accrued prepetition, and in full and final satisfaction of the Class 3 Claim, Quantum Partners shall receive 100% of the equity in the Reorganized Debtor on the Effective Date.

Voting: Class 3 is Impaired, and the Holder of the Class 3 Claim will be entitled to vote to accept or reject the Plan.

(b)	Class 4: General Unsecured Claims

Classification: Class 4 consists of General Unsecured Claims (other than the Quantum Claims) against the Debtor.

Treatment: Each Holder of an Allowed Claim in Class 4 shall receive, in full, final and complete satisfaction, settlement, release, and discharge of such Claim, a Pro Rata Share of Distribution Trust Interests. Each Holder of an Allowed Claim in Class 4 shall be paid in Cash from the Distribution Trust on the Distribution Date for its Pro Rata Share of Distribution Trust Interests, after payment in full, or a reserve being established for, all Administrative Claims, Priority Claims, and Secured Claims, all in accordance with the Distribution Trust Agreement.

Voting: Class 4 is Impaired, and the Holders of Class 4 Claims will be entitled to vote to accept or reject the Plan.

4.4	Impaired and Non-Voting Classes of Claims and Interests

(a)	Class 5: Subordinated Claims

Classification: Class 5 consists of Subordinated Claims against the Debtor.

Treatment: No Distributions will be made to Holders of Subordinated Claims. On the Effective Date, all Subordinated Claims will be released and discharged.

Voting: Class 5 is Impaired. Each Holder of a Subordinated Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of a Subordinated Claim shall not be entitled to vote on the Plan.

(b)	Class 6: Intercompany Claims

Classification: Class 6 consists of all Intercompany Claims against the Debtor.

Treatment: On or after the Effective Date, Intercompany Claims may be extinguished or compromised (by distribution, contribution or otherwise) in the discretion of the Reorganized Debtor.

Voting: Class 6 is Impaired. Each Holder of an Intercompany Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Intercompany Claim shall not be entitled to vote on the Plan.

(c)	Class 7: Equity Interests

Classification: Class 7 consists of all Equity Interests in the Debtor.

Treatment: No Distributions will be made to Holders of Allowed Equity Interests. On the Effective Date, all Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligations of the Debtor thereunder shall be discharged.

Voting: Class 7 is Impaired. Each Holder of an Equity Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Equity Interest shall not be entitled to vote on the Plan.

4.5	Reservation of Rights Regarding Claims

Except as otherwise explicitly provided in the Plan, nothing herein shall affect the Debtor’s, the Reorganized Debtor’s, or the Distribution Trust’s rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

Article V

ACCEPTANCE OR REJECTION OF THE PLAN

5.1	Impaired Classes of Claims Entitled to Vote

Holders of Allowed Claims in each Impaired Class that will receive a Distribution are entitled to vote as a Class to accept or reject the Plan. Accordingly, only the votes of Holders of Claims in Classes 3 and 4 shall be solicited with respect to the Plan.

Each Impaired Class shall be entitled to vote separately to accept or reject the Plan. A holder of a Disputed Claim which has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim or Interest shown as fixed, liquidated, and undisputed in the Schedules.

5.2	Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Plan.

5.3	Presumed Acceptances by Unimpaired Classes

Class 1 and Class 2 are Unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of Holders of such Claims shall not be solicited.

5.4	Presumed Rejections by Impaired Classes

Classes 5, 6 and 7 are Impaired under the Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Claims are conclusively presumed to have rejected the Plan, and the votes of Holders of such Claims shall not be solicited.

5.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtor shall request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Proponents, subject to the terms of the Plan and the Plan Sponsor Agreement, reserve the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

5.6	Elimination of Vacant Classes

Any Class of Claims or Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, any Allowed Claim or Interest, or any Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

5.7	Reservation of Cramdown Rights

In the event that any Impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of section 1129(b) of the Bankruptcy Code.

Article VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1	Vesting of Estate Property

On the Effective Date, except as otherwise expressly provided in the Confirmation Order, the Distribution Trust Assets shall automatically vest in the Distribution Trust free and clear of all Claims, Liens and Interests. Except for the Distribution Trust Assets or as otherwise expressly provided in the Confirmation Order, pursuant to section 1123(b)(3) and section 1141(b) and (c) of the Bankruptcy Code, on the Effective Date, all of the property and assets of the Debtor shall automatically vest in the Reorganized Debtor, free and clear of all Claims, Liens and Interests.

The Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all such property of the Reorganized Debtor shall be free and clear of all Claims, Liens and Interests, except as specifically provided in the Confirmation Order and the Reorganized Debtor shall receive the benefit of any and all discharges under the Plan.

6.2	The Distribution Trust

(a)	Execution of Distribution Trust Agreement

On or prior to the Effective Date, the Debtor shall execute the Distribution Trust Agreement, and shall take all other necessary steps to establish the Distribution Trust, which shall be for the payment of Allowed Administrative Claims, Allowed Priority Claims, Allowed Secured Claims, and for the benefit of the Distribution Trust Beneficiaries. In the event of any conflict between the terms of this Section 6.2(a) and the terms of the Distribution Trust Agreement as such conflict relates to the establishment of the Distribution Trust, the terms of this Section 6.2(a) shall govern. The Distribution Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Distribution Trust as a “liquidating trust” for United States federal income tax purposes.

(b)	Purpose of the Distribution Trust

The Distribution Trust shall be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Distribution Trust in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

(c)	Distribution Trust Assets

The Distribution Trust shall consist of the Distribution Trust Assets. On the Effective Date, all of the Distribution Trust Assets shall transfer to and be vested in the Distribution Trust.

(d)	The Administration of the Distribution Trust and Authority and Powers of the Distribution Trustee

The Distribution Trust shall be jointly administered by two Distribution Trustees with equal rights, duties and obligations pursuant to the Distribution Trust Agreement and the Plan. The authorities and powers of the Distribution Trustees shall include, among other things, the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve the Distribution Trust Avoidance Actions and any other Claims and Causes of Action comprising the Distribution Trust Assets. In the event of an inconsistency between the Plan and the Distribution Trust Agreement as such conflict relates to anything other than the establishment of the Distribution Trust, the Distribution Trust Agreement shall control. All compensation for the Distribution Trustees and other costs of administration for the Distribution Trust shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement.

Any and all decisions or actions on behalf of, or in the name of, the Distribution Trust must be authorized by or with the consent of each Distribution Trustee, with any differences after good faith consultation between the Distribution Trustees to be resolved by the Bankruptcy Court. For the avoidance of doubt, any reference herein to the actions, rights, duties or obligations of the Distribution Trustee refers to both Distribution Trustees jointly.

The initial Distribution Trustees will be one designee of the Official Committee (the “Distribution Trust Committee Designee”) and one designee of the Debtor (the “Distribution Trust Debtor Designee”). The Distribution Trust Committee Designee is Sheon Karol, Managing Director of The DAK Group, Ltd., who is serving as the financial advisor to the Official Committee during this Bankruptcy Case. The Distribution Trust Debtor Designee is Cory J. Sindelar, the Chief Financial Officer of the Debtor, and, in the event that Mr. Sindelar resigns or is no longer able to perform his duties in such capacity, shall be Richard N. Nottenburg, Ph.D., the chairman of the board of directors of the Debtor. Each of these designees shall serve as a Distribution Trustee as of the Effective Date subject to the Plan and the Distribution Trust Agreement.

(e)	Mutual Cooperation

As the Debtor (or Reorganized Debtor) or the Distribution Trustee may reasonably request, each shall use commercially reasonable efforts to cooperate with the other with respect to the implementation of the Plan (including, without limitation, the resolution of Disputed Claims, the determination of taxes and the preparation and filing of tax returns), with all out-of-pocket expenses incurred by the Reorganized Debtor in connection therewith being borne by the Distribution Trust; provided, however, that neither party shall be required to (i) provide information, records or employees or other personnel under circumstances which the providing party believes in its sole reasonable determination may waive privilege, confidentiality or a similar protection or expose it to material liability to any person or may prejudice any legal interest of the providing party, or (ii) take any action that in the providing party’s reasonable determination unreasonably interferes with its business.

(f)	Cash Investments

The Distribution Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

(g)	Distributions to Holders of Claims and Distribution Trust Beneficiaries

(i)    The Distribution Trustee shall be responsible for making all distributions to Holders of Allowed Administrative Claims, Allowed Priority Claims, Allowed Secured Claims, and Allowed General Unsecured Claims, required to be made on or after the Effective Date pursuant to the Plan.

(ii)    After payment in full (or reserving for payment in full) of all Administrative Claims, Priority Claims and Secured Claims as and when Allowed, the Distribution Trustee shall distribute to the Holders of Allowed General Unsecured Claims in Class 4 on account of their Distribution Trust Interests, on at least a semi-annual basis commencing on or before thirty (30) days after the Effective Date, all Available Cash (including any Cash received from the Debtor and treating any permissible investment as Cash for this purpose), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Distribution Trust Assets during liquidation, (b) pay reasonably incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Distribution Trust or in respect of the Distribution Trust Assets, including with respect to such assets as are allocable to Disputed Claims), or (c) satisfy other liabilities incurred or anticipated by such Distribution Trust in accordance with the Plan or Distribution Trust Agreement; provided, however, that the Distribution Trustee shall not be required to make a Distribution pursuant to this Section 6.2(g) of the Plan if the Distribution Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

(h)	Federal Income Tax Treatment of Distribution Trust

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by such Distribution Trustee), for all United States federal income tax purposes, all parties (including, without limitation, the Debtor, the Distribution Trustee and Distribution Trust Beneficiaries) shall treat the transfer of Distribution Trust Assets to the Distribution Trust as (1) a transfer of Distribution Trust Assets (subject to any and all Allowed Administrative Claims, Allowed Priority Claims, and Allowed Secured Claims, to the extent not satisfied by the Debtor on or prior to the Effective Date, that are payable by the Distribution Trust pursuant to the Plan), followed by (2) the transfer by such beneficiaries to the Distribution Trust of Distribution Trust Assets in exchange for the Distribution Trust Interests. Accordingly, except in the event of contrary definitive guidance, Distribution Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Distribution Trust Assets (other than such Distribution Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes. For the avoidance of doubt, the term “party” as herein used shall not include the United States or any agency or department thereof, or any officer or employee thereof acting in such capacity.

(i)	Tax Reporting

(i)    The Distribution Trustee shall file tax returns for the Distribution Trust treating such Distribution Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with this Section 6.2. The Distribution Trustee also shall annually send or otherwise provide to each holder of the Distribution Trust Interest a separate statement regarding the receipts and expenditures of the Distribution Trust as relevant for U.S. federal income tax purposes.

(ii)    Allocations of Distribution Trust taxable income among Distribution Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims, if such income is otherwise taxable at the Distribution Trust) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Distribution Trust had distributed all its assets (valued at their tax book value, other than, if applicable, assets allocable to Disputed Claims) to the holders of Distribution Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from the Distribution Trust. Similarly, taxable loss of the Distribution Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Distribution Trust Assets. The tax book value of Distribution Trust Assets for purpose of this paragraph shall equal their fair market value on the date Distribution Trust Assets are transferred to the Distribution Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(iii)    As soon as reasonably practicable after Distribution Trust Assets are transferred to the Distribution Trust, the Distribution Trustee shall make a good faith valuation of Distribution Trust Assets. Such valuation shall be made available from time to time to all parties to the Distribution Trust (including, without limitation, the Debtor and Distribution Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

(iv)    Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Distribution Trustee of a private letter ruling if the Distribution Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Distribution Trustee), the Distribution Trustee (i) shall treat any Distribution Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9 (and make any necessary elections with respect thereto) and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. All parties (including the Distribution Trustee, the Debtor and Distribution Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(v)    The Distribution Trustee shall be responsible for payment, out of the Distribution Trust Assets, of any taxes imposed on the Distribution Trust or its assets (including with respect to assets allocable to Disputed Claims).

(vi)    The Distribution Trustee may request an expedited determination of taxes of the Distribution Trust, including any reserve for Disputed Claims, or of the Debtor as to whom the Distribution Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Distribution Trust or the Debtor for all taxable periods through the dissolution of such Distribution Trust.

(j)	Dissolution

(i)    The Distribution Trustee and Distribution Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Distribution Trust Assets have been distributed pursuant to the Plan and the Distribution Trust Agreement, (ii) the Distribution Trustee determines, in its sole discretion, that the administration of any remaining Distribution Trust Assets is not likely to yield sufficient additional Distribution Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by the Distribution Trustee under the Plan and the Distribution Trust Agreement have been made; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of such Distribution Trust pursuant to Section 6.2 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as the Distribution trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Distribution Trust Assets.

(ii)    If at any time the Distribution Trustee determines, in reliance upon such professionals as the Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final Distribution to Distribution Trust Beneficiaries is likely to exceed the value of the assets remaining in such Distribution Trust, such Distribution Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtor, such Distribution Trust, and any insider of such Distribution Trustee, and (iii) dissolve such Distribution Trust.

6.3	The Reorganized Debtor

(a)	Continued Corporate Existence

The Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to the New Corporate Governance Documents. After the Effective Date, the Reorganized Debtor may operate its business and use, acquire, and dispose of property without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

The New Corporate Governance Documents shall be consistent with section 1123(a)(6) of the Bankruptcy Code, as applicable, and in form and substance acceptable to the Plan Sponsor.

(b)	Management and Board of Directors

The members of the board of directors of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed without cause effective immediately prior to the Effective Date. The Plan Sponsor shall designate 3 new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s bylaws.

Subject to the Reorganized Debtor’s contractual agreements and obligations entered into and arising on and after the Effective Date and applicable non-bankruptcy law based upon facts and circumstances arising on and after the Effective Date, no director, officer, employee, consultant, or agent of the Debtor is entitled to continued employment or engagement, and, if employed, each is an at-will employee and is not entitled to any severance, termination, or other payment in connection with a termination of services.

(c)	Corporate Action

On the Effective Date, the adoption and filing of the New Corporate Governance Documents, the appointment of officers of the Reorganized Debtor, and all actions contemplated by the Plan will be authorized and approved in all respects pursuant to the Plan. On the Effective Date, pursuant to section 1142(b) of the Bankruptcy Code and Section 303 of the Delaware General Corporation Law, the appropriate officers or directors of the Reorganized Debtor will be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Debtor.

(d)	Effectuating Documents; Further Transactions

Any officer of the Reorganized Debtor, as designated, shall be authorized, on behalf of the Reorganized Debtor, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of the Reorganized Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions. The Distribution Trustee shall be authorized, on behalf of the Distribution Trust, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and Distribution Trust Agreement. On the Effective Date, pursuant to sections 1123 and 1141 of the Bankruptcy Code and section 303 of the Delaware General Corporation Law, the Debtor or the Reorganized Debtor may transfer any or all of its assets to one or more subsidiaries (including subsidiaries that are newly-formed for such purpose) without any further notice, action, third-party consents, court order or process of any kind.

6.4	Preservation of Rights of Action

Unless any Claims against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred to the Distribution Trust or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all retained causes of action, whether arising before or after the Petition Date, and the Reorganized Debtor’s rights to commence, prosecute or settle such causes of action shall be preserved notwithstanding the occurrence of the Effective Date.

6.5	The Closing

The following actions shall occur at or before the closing of the transactions required and contemplated under the Plan (the “Closing”) (unless otherwise specified), and shall be effective on the Effective Date:

(a)    Execution of Documents and Corporate Action. The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. An officer of the Debtor, as appropriately designated, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor.

(b)    Cancellation of Equity Interests and Issuance of New Equity. On the Effective Date, all prepetition equity interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan, and 100% of the New Equity of the Reorganized Debtor shall be issued, free and clear of all Liens, Claims and Interests, to Quantum Partners.

(c)    Execution and Establishment of Exit Facility. On the Effective Date the Exit Facility shall be executed by all parties thereto, and (i) the DIP Facility shall convert to the DIP Tranche of the Exit Facility, and (ii) a note evidencing the Funding Tranche of the Exit Facility shall be issued to the Plan Proponent in exchange for the Consideration.

(d)    Execution and Ratification of the Distribution Trust Agreement. On the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto. The Distribution Trust Agreement shall be provided in the Plan Supplement. Each Holder of a Claim to receive any Distribution from the Distribution Trust shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

(e)    Transfer of Distribution Trust Assets. All property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust free and clear of all Liens, Claims and Interests except as expressly set forth herein.

(f)    Transfer of Professional Fee Reserve. The Professional Fee Reserve shall be transferred to a trust account established by counsel to the Debtor to be disbursed in accordance with orders of the Bankruptcy Court.

Article VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1	Assumption of Executory Contracts

On the Effective Date, all Executory Contracts identified on the Assumption Schedule shall be deemed assumed by the Reorganized Debtor. The Assumption Schedule shall be filed with, and as a part of, the Plan Supplement, and may be amended by the Plan Sponsor (i) to remove any Executory Contract no later than the Effective Date, and (ii) to add any Executory Contract, with the consent of such counterparty, no later than the Effective Date. Entry of the Confirmation Order shall constitute approval of the assumption of such Executory Contracts under sections 365 and 1123 of the Bankruptcy Code.

7.2	Rejection of Executory Contracts

Except as may be otherwise set forth in the Plan, all Executory Contracts not identified on the Assumption Schedule (or assumed by the Debtor previously) shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code.

7.3	Procedures Related to Assumption of Executory Contracts

(a)	Establishment of Cure Amounts

The Cure Amounts associated with the assumption of the Executory Contracts pursuant to Section 7.1 of the Plan are specified in the Assumption Schedule (as may be amended). For the avoidance of doubt, contract or lease counterparties previously notified of the potential assumption and assignment of their respective Executory Contract via the Notice of Assumption and Assignment [Docket No. 95] are conclusively deemed to have consented to the assumption and assignment of their Executory Contract and to the Cure Amount (if any) set forth in such notice, unless such counterparty previously objected by the deadline established by prior Bankruptcy Court orders with respect to such Cure Amount and proposed assumption and assignment.

(b)	Counterparty Objections

Except as provided by Section 7.3(a) above, counterparties to any Executory Contract may file an objection solely with respect to the treatment proposed by the Plan and Assumption Schedule for such Executory Contract (including without limitation any objections to rejection) no later than the earlier of (i) 10 days after the filing on the docket of the Bankruptcy Case of the Assumption Schedule, or (ii) April 14, 2017. The Plan Sponsor shall have the right to examine, respond, and contest any such objection.

If an objection concerning an Executory Contract listed on the Assumption Schedule has not been resolved by the Bankruptcy Court by the Effective Date, such Executory Contracts may, in the Reorganized Debtor’s discretion, be deemed assumed by the Reorganized Debtor (and, if applicable, assigned in accordance with Section 6.3(d) hereof) effective as of the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract prior to ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection for such Executory Contract by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the counterparty(ies) to such Executory Contract. Any Executory Contract identified in a revocation notice shall be deemed rejected retroactively as of the Effective Date.

(c)	Payment of Cure Amounts

Within thirty (30) days after the Effective Date, the Reorganized Debtor shall pay, in Cash, all Cure Amounts related to Executory Contracts listed on the Assumption Schedule that are assumed pursuant to this Section 7.3, other than Cure Amounts that are subject to an objection pending on the Effective Date; provided, that subject to the revocation rights described in Section 7.3(b) above, the Reorganized Debtor shall pay all Cure Amounts that are subject to an objection on the Effective Date within ten (10) days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

(d)	No Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract by the Proponents on the Assumption Schedule, nor anything contained in the Plan, shall constitute an admission by the Proponents that any such contract or lease is in fact an Executory Contract or that the Debtor, Reorganized Debtor or Distribution Trust has any liability thereunder.

(e)	Reservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor, Reorganized Debtor or Distribution Trust under any executory or non- executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

7.4	Rejection Claim Bar Date

Each Claim resulting from the rejection of an Executory Contract pursuant to Section 7.2 of the Plan shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract is rejected pursuant to a revocation notice pursuant to Section 7.3(b) above may file a rejection damage Claim arising out of such rejection within 30 days after the filing of the revocation notice with the Bankruptcy Court. Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. The Distribution Trustee shall have the right to object to any rejection damage Claim.

7.5	Continuing Obligations Owed to Debtor

Any continuing obligations of third parties to the Debtor under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insured claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, will continue and will be binding on such third parties, notwithstanding any provision to the contrary herein, unless otherwise specifically terminated by the Debtor, the Reorganized Debtor or by order of Bankruptcy Court.

To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtor or a third party on behalf of the Debtor is held by the Bankruptcy Court to be an Executory Contract, such insurance policy (other than the Runoff Policy) will be treated as though it is an Executory Contract that is assumed by the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Sections 7.1 and 7.3 of the Plan.

7.6	Postpetition Contracts

The Debtor will not be required to assume or reject any contract or lease entered into by the Debtor after the Petition Date. Any such contract or lease will continue in effect in accordance with its terms after the Effective Date, unless the Reorganized Debtor has obtained a Final Order of the Bankruptcy Court approving rejection of such contract or lease. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtor in the ordinary course of its business.

Article VIII

PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN

8.1	Right to Object to Claims

The Distribution Trustee shall have the authority, but not the obligation, to object to, litigate, and settle, the amount, priority or the extent of any Administrative Claim, Secured Claim, Priority Tax Claim, Priority Non-Tax Claim, or General Unsecured Claim. Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Debtor prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the causes of action retained under the Plan. The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement.

8.2	Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claims Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

8.3	Deadline for Responding to Claim Objections

Within 30 days after service of an objection, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the 30-day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall constitute cause for the Bankruptcy Court to enter a default judgment against the non- responding Creditor or grant the relief requested in the claim objection.

8.4	Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

8.5	Distribution Procedures Regarding Allowed Claims

(a)	In General

The Distribution Trustee shall make all Distributions required to be made under the Plan, including Distributions from the Distribution Trust. Each Creditor receiving any Distribution from the Distribution Trust shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

(b)	Distributions on Allowed Claims Only

Distributions from Available Cash shall be made only to the holders of Allowed Claims. Until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution from Available Cash.

(c)	Place and Manner of Payments of Distributions

Except as otherwise specified in the Plan, Distributions from Available Cash shall be made by mailing such Distribution to the Creditor at the address listed in any Proof of Claim filed by the Creditor or at such other address as such Creditor shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor has not filed a Proof of Claim or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor will be mailed to the address identified in the Schedules. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d)	Undeliverable Distributions

If a Distribution made from Available Cash to any Creditor is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine such Creditor’s then current address. If the Distribution Trustee cannot determine, or is not notified of, a Creditor’s then current address within six months after the Effective Date, the Distribution reserved for such Creditor shall be deemed an unclaimed Distribution, and Section 8.5(e) of the Plan shall be applicable thereto.

(e)	Unclaimed Distributions

If the current address for a Creditor entitled to a Distribution from Available Cash under the Plan has not been determined within six months after the Effective Date or such Creditor has otherwise not been located, or if a Creditor has not submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee within six months after the Effective Date, then such Creditor (i) shall no longer be a Creditor and (ii) shall be deemed to have released such Claim.

(f)	Withholding

In connection with the Plan, any party issuing any instrument or making any Distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions and all related agreements shall be subject to any such withholding or reporting requirements. Notwithstanding the foregoing, each Holder of an Allowed Claim or any other Person that receives a Distribution shall have responsibility for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such Distribution. Any party issuing any instrument or making any Distribution has the right, but not the obligation, to not make a Distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, by the Debtor or Distribution Trustee, as applicable, provide an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8. If such request is made and such party fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the Distribution Trust, and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against the Debtor, the Reorganized Debtor, the Distribution Trust and their respective property.

8.6	Procedures Regarding Distributions from the Distribution Trust

Procedures regarding Distributions from the Distribution Trust to Holders of Allowed Claims shall be governed by the Distribution Trust Agreement.

8.7	Allocation of Distributions Between Principal and Interest

Except as otherwise provided in this Plan, to the extent that any Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

Article IX

RELEASES, DISCHARGE, INJUNCTIONS, EXCULPATION AND INDEMNIFICATION

9.1	Releases by Debtor in Favor of Third Parties

AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTOR, THE REORGANIZED DEBTOR AND ANY PERSON OR ENTITY SEEKING TO EXERCISE THE RIGHTS OF THE ESTATE, INCLUDING, WITHOUT LIMITATION, THE DISTRIBUTION TRUST, THE DISTRIBUTION TRUSTEE, ANY SUCCESSOR TO THE DEBTOR OR ANY ESTATE REPRESENTATIVE APPOINTED OR SELECTED PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE, AND DISCHARGE EACH OF THE PROTECTED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION (INCLUDING AVOIDANCE ACTIONS), AND LIABILITIES WHATSOEVER IN CONNECTION WITH OR RELATED TO THE DEBTOR, THE CONDUCT OF THE DEBTOR’S BUSINESS, THE BANKRUPTCY CASE, THE DISCLOSURE STATEMENT, THE PLAN OR THE DOCUMENTS IMPLEMENTING THE PLAN (OTHER THAN THE RIGHTS OF THE DEBTOR AND THE REORGANIZED DEBTOR TO ENFORCE THE OBLIGATIONS UNDER THE CONFIRMATION ORDER AND THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE CONDUCT OF THE DEBTOR’S BUSINESS, THE REORGANIZED DEBTOR, THE BANKRUPTCY CASE, THE DISCLOSURE STATEMENT, THE PLAN OR THE DOCUMENTS IMPLEMENTING THE PLAN; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 9.1 OF THE PLAN SHALL BE DEEMED TO PROHIBIT THE REORGANIZED DEBTOR FROM ASSERTING AND ENFORCING ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES IT MAY HAVE AGAINST ANY EMPLOYEE (INCLUDING DIRECTORS AND OFFICERS) FOR ALLEGED BREACH OF CONFIDENTIALITY, OR ANY OTHER CONTRACTUAL OBLIGATIONS OWED TO THE DEBTOR OR THE REORGANIZED DEBTOR, INCLUDING NON-COMPETE AND RELATED AGREEMENTS OR OBLIGATIONS. NOTHING IN THE PLAN CONSTITUTES A WAIVER OF ANY RIGHT OF THE REORGANIZED DEBTOR TO (I) ENFORCE ALL RIGHTS AND CLAIMS CONCERNING ANY AND ALL INTELLECTUAL PROPERTY (INCLUDING, WITHOUT LIMITATION, TRADEMARKS, COPYRIGHTS, PATENTS, CUSTOMER LISTS, TRADE SECRETS AND CONFIDENTIAL OR PROPRIETARY BUSINESS INFORMATION), ALL OF WHICH RIGHTS ARE EXPRESSLY RESERVED AND NOT RELEASED AND (II) ASSERT ANY DEFENSE BASED ON WHETHER OR NOT APPLICABLE STANDARDS HAVE BEEN MET.

9.2	Releases by Creditors of Claims Against Third Parties

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, Holders of Claims and Interests (a) who are Unimpaired under the Plan and not entitled to vote on the Plan, or (b) who are entitled to vote on the Plan (other than those Holders of Allowed Claims who abstained from voting on or voted against the Plan and, in both such circumstances, have checked the “opt-out” box on the Ballot and returned it in accordance with the instructions set forth thereon), shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged the Official Committee (including Official Committee members in their individual capacities), the Plan Sponsor and Quantum Partners, and the Indemnified Persons (collectively, the “Releasees”) from any and all claims, Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action (including Avoidance Actions), and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively or directly, indirectly or derivatively, at law in equity or otherwise), based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Debtor’s restructuring, the conduct of the Debtor’s business, the Bankruptcy Case, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Releasee and the Debtor, the restructuring of Claims and Interests prior to or in the Bankruptcy Case, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date.

Notwithstanding any language to the contrary contained in the Disclosure Statement or the Plan, no provision of the Disclosure Statement or Plan shall (a) preclude the Securities and Exchange Commission (“SEC”), from enforcing its police or regulatory powers or (b) release any non-debtor from liability in connection with any legal or equitable action or claim brought by the SEC.

9.3	Discharge and Discharge Injunction

Pursuant to section 1141(d) of the Bankruptcy Code, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on such Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is Filed or deemed Filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (C) a Claim based upon such debt is or has been Disallowed by order of the Bankruptcy Court, or (D) the Holder of a Claim based upon such debt accepted the Plan. The Plan shall bind all Holders of Claims and Interests, notwithstanding whether any such Holders failed to vote to accept or reject the Plan or votes to reject the Plan.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim, obligation, suit, judgment, demand, debt, right, Cause of Action (including any Avoidance Action), Interest, and liability that is released, discharged or exculpated pursuant to Article IX of the Plan, are permanently enjoined from taking any of the following actions, on account of such Claim, obligation, suit, judgment, demand, debt, right, Cause of Action (including any Avoidance Action), Interest and liability, against the Debtor, the Reorganized Debtor, the Releasees, the Exculpated Parties, and their respective affiliates or their property: (i) commencing or continuing, in any manner or in any place, any action or other proceeding of any kind; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against such parties or their property; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a right of setoff, recoupment or subrogation of any kind against any debt, liability, or obligation due to such parties; or (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

Nothing in Article IX of the Plan will impair (i) the rights of any Holder of a Disputed Claim to establish its Claim in response to an objection Filed by the Debtor, the Reorganized Debtor or the Distribution Trust, (ii) the rights of any defendant in an Avoidance Action Filed by the Debtor, the Reorganized Debtor or the Distribution Trust to assert defenses in such action, or (iii) the rights of any party to an Executory Contract or Unexpired Lease that has been assumed by the Debtor or the Reorganized Debtor pursuant to an order of the Bankruptcy Court or the provisions of the Plan to enforce such assumed contract or lease.

9.4	Exculpation Relating to Bankruptcy Case

On the Effective Date, the Debtors, the Official Committee, the members of the Official Committee (serving in their capacities as such), and all affiliates and present or former officers, directors, employees, members, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals and representatives of the foregoing (the “Exculpated Parties”) shall neither have, nor incur any liability to any Holder of a Claim or an Interest, the Debtor, the Reorganized Debtor, or any other party-in-interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any post-petition act or omission in connection with, relating to, or arising out of, the Bankruptcy Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions that are the result of gross negligence or willful misconduct; provided further, however, that the foregoing is not intended to limit or otherwise impact any defense of qualified immunity that may be available under applicable law; provided further, that nothing herein shall prevent an Exculpated Party from asserting as a defense to any claim of willful misconduct or gross negligence that they reasonably relied upon the advice of counsel with respect to their duties and responsibilities under the Plan or otherwise; provided still further, that the foregoing exculpation shall not be deemed to, release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising pursuant to the Plan or the Confirmation Order.

Upon entry of the Confirmation Order, the Proponents will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Proponents and each of their respective affiliates and present or former officers, directors, employees, members, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals and representatives will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtor will have any liability for the violation of any applicable law (including the Securities Act of 1933), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

9.5	Post-Effective Date Indemnification

Indemnification Obligations of the Debtor that are owed to directors, officers, and employees of the Debtor (or the Estate) who served or were employed by the Debtor after the Petition Date and prior to the Effective Date will be deemed to be, and will be treated as though they are, Executory Contracts that are assumed pursuant to section 365 of the Bankruptcy Code and assigned to the Distribution Trust to be satisfied solely from and to the extent of the Runoff Policy (and, for the avoidance of doubt, shall not be satisfied, in whole or in part, from any other Distribution Trust Assets). All other Indemnification Obligations will be deemed to be, and will be treated as though they are Executory Contracts that are rejected pursuant to section 365 of the Bankruptcy Code under the Plan.

9.6	Restrictions on Trading In Equity Interests In The Debtor

The restrictions imposed by the Bankruptcy Court’s final order establishing certain notification procedures and trading restrictions with respect to Equity Interests in the Debtor [Docket No. 301], shall remain effective and binding with respect to all Equity Interests in the Debtor.

Article X

RETENTION OF JURISDICTION

10.1	Retention of Jurisdiction

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Bankruptcy Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)    allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured, or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the Holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Allowance or priority of Claims;

(b)    hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the Professionals of the Reorganized Debtor or the Distribution Trust shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(c)    hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or Allowance of any Claims arising therefrom;

(d)    effectuate performance of and payments under the provisions of the Plan and enforce remedies upon any default under the Plan;

(e)    hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Bankruptcy Case, the Avoidance Actions, or the Plan;

(f)    enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(g)    hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(h)    consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)    issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(j)    enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(k)    hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement, or the Confirmation Order;

(l)    hear and determine any matters arising in connection with or relating to the Distribution Trust, including but not limited to matters relating to the prosecution of any Distribution Trust Avoidance Actions, the interpretation, implementation or operation of the Distribution Trust Agreement or the consummation of the transactions contemplated thereby;

(m)    enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Bankruptcy Case (whether or not the Bankruptcy Case has been closed);

(n)    enforce, interpret, and determine any disputes arising in connection (including with any claims or potential causes of action against any current or former directors or officers and access to any insurance policies existing prior to the Petition Date;

(o)    except as otherwise limited in the Plan, recover all assets of the Debtor and property of the Estate, wherever located;

(p)    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(q)    hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge;

(r)    hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

(s)    enter a final decree closing the Bankruptcy Case.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Bankruptcy Case, including the matters set forth in Section 10.1 of the Plan, the provisions of Article X of the Plan will have no effect upon and will not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

10.2	Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the

Plan and Plan Documents. For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

(a)    Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Causes of Action or Claims against, any Person that the Distribution Trust, the Debtor or the Reorganized Debtor or its successors or assigns, may have, and (ii) any and all Causes of Action or other Claims against any Person for harm to or with respect to (x) any property of the Estate, including any infringement of intellectual property or conversion of property of the Estate, or (y) any property of the Estate liened or transferred by the Debtor to any other Person;

(b)    Include jurisdiction over the recovery of any property of the Estate (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor under or related to the Bankruptcy Code; and

(c)    Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

Article XI

MISCELLANEOUS PROVISIONS

11.1	Legally Binding Effect

The provisions of the Plan shall bind all Creditors and Interest Holders, whether or not they accept the Plan and wherever located. On and after the Effective Date, all Holders of Claims and Interests shall be precluded and enjoined from asserting any Claim or Interest against the Debtor or its assets or properties based on any transaction or other activity of any kind that occurred prior to the Effective Date except as may be expressly provided for by the Plan.

11.2	Conditions to Confirmation

The Confirmation Order will not be effective unless the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, including the filed Confirmation Order, shall have been filed in form and substance acceptable to the Plan Sponsor in its reasonable discretion.

11.3	Conditions to Effectiveness

Unless the following conditions (except with respect to the Distribution Trust Agreement) are waived by the Plan Sponsor, the Plan will not be effective unless (a) the conditions to confirmation above have been either satisfied, or waived by the Plan Sponsor, (b)

the Confirmation Order has been entered by the Bankruptcy Court, is not subject to an appeal, and no stay or injunction is in effect with respect thereto, (c) Quantum Partners shall acquire the New Equity free and clear of all Liens, Claims and Interests, (d) the Distribution Trust Agreement shall be executed by all parties thereto, and (e) all governmental, judicial, and third party approvals and consents that are required in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and shall be in full force and effect.

11.4	Exemption from Transfer Taxes

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Debtor’s assets in the Reorganized Debtor or the Distribution Trustee pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property. Pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

11.5	Securities Exemption

Any rights issued under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor or the Distribution Trust Interests, and the offering and issuance thereof by any party, including without limitation the Proponents or the Estate, shall be exempt from Section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Section 4(a)(2) of the Securities Act and/or the safe harbor provisions promulgated thereunder.

11.6	Defects, Omissions and Amendments of the Plan

This Plan may be amended, modified, or supplemented by the Proponents, subject to the terms of the Plan Sponsor Agreement, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to this Plan, the Proponents, subject to the terms of the Plan Sponsor Agreement, may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented. Subject to the terms of the Plan Sponsor Agreement, prior to the Effective Date, the Proponents may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims under this Plan.

11.7	Due Authorization By Creditors

Each and every Creditor who elects to participate in the Distributions provided for herein warrants that the Creditor is authorized to accept in consideration of its Claim against the Debtor the Distributions provided for in the Plan, and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by the Creditor under the Plan.

11.8	Filing of Additional Documentation

No later than five (5) days prior to the Voting Deadline, subject to the terms of the Plan Sponsor Agreement, the Debtor may file with the Bankruptcy Court such Plan Supplement, agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or any Plan Document, which shall also constitute “Plan Documents.”

11.9	Dissolution of the Official Committee

On the Effective Date, the Official Committee shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights and duties arising from or related to the Bankruptcy Case, provided, however, that (a) the Committee and its respective Professionals shall be retained with respect to applications Filed or to be Filed pursuant to sections 330 and 331 of the Bankruptcy Code and (b) the Distribution Trust shall be deemed the successor of the Official Committee with respect to any motions seeking to enforce the Plan and the transactions contemplated hereunder or the Confirmation Order and any pending appeals and related proceedings.

11.10	Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

11.11	Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan or any Plan Document shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

11.12	Transfer of Claims

Any transfer of a claim shall be in accordance with Bankruptcy Rule 3001(e) and the terms of this Section 11.12. Notice of any such transfer shall be forwarded to the Debtor by registered or certified mail, as set forth in Section 11.13 hereof. Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest in the claim to be transferred. No transfer of a partial interest shall be allowed. All transfers must be of one hundred percent (100%) of the transferor’s interest in the claim.

11.13	Notices

All notices, requests, and demands required or permitted to be provided to the Debtor, the Plan Sponsor, the Reorganized Debtor, the Official Committee, or the Distribution Trust under the Plan shall be in writing and shall be deemed to have been duly given or made (a) when actually delivered (i) by certified mail, return receipt requested, (ii) by hand delivery or (iii) by U.S. mail, postage prepaid or, (b) in the case of notice by facsimile transmission, when received and confirmed, addressed (in all instances, with a simultaneous copy by electronic mail, which shall not independently constitute notice) as follows:

(a)	If to the Debtor, at:

Violin Memory

c/o Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, NY 10036

Attn: Deryck A. Palmer, Esq.

(b)	If to the Plan Sponsor or the Reorganized Debtor, at:

VM Bidco LLC

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 11053

Attn: Gary T. Holtzer, Esq. and David N. Griffiths, Esq.

(c)	If to the Official Committee, at:

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036

Attn: Jay R. Indyke, Esq. and Michael A. Klein, Esq.

(d)	If to the Distribution Trust, at:

Sheon Karol

The DAK Group, Ltd.

195 Route 17 South

Rochelle Park, NJ 07662

- and -

Cory J. Sindelar

222 Delaware Avenue, Suite 900

Wilmington, DE 19801

with a copy (which shall not constitute notice) to:

Bayard, P.A.

222 Delaware Avenue, Suite 900

Wilmington, DE 19801

Attn: Scott D. Cousins, Esq.

11.14	Indenture Trustee Fees and Expenses

On the Effective Date, the Distribution Trust shall pay in Cash all outstanding and reasonable Indenture Trustee Fees and Expenses, without the need for any Bankruptcy Court order; provided, however, that in no event shall payments pursuant to the foregoing exceed $275,000 in the aggregate; provided, further, that nothing in the Plan shall in any way affect or diminish the right of Wilmington Trust, N.A., as indenture trustee, to (i) file an application with the Bankruptcy Court seeking approval and payment of its fees and expenses in an amount in excess of $275,000 or (ii) assert its charging lien pursuant to the indenture for the Notes.

11.15	U.S. Trustee Fees and Reports

The Debtor will pay pre-confirmation fees owed to the U.S. Trustee on or before the Effective Date of the Plan. After confirmation, the Distribution Trustee will file with the court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6).

11.16	Implementation

The Debtor, the Reorganized Debtor, the Plan Sponsor, and the Distribution Trustee shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan and the Plan Documents.

11.17	No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of the classification of any Claim or Equity Interest.

11.18	Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.

11.19	Final Decree

On full consummation and performance of the Plan and Plan Documents, the Distribution Trustee may request the Bankruptcy Court to enter a final decree closing the Bankruptcy Case and such other orders that may be necessary and appropriate.

Dated: March 8, 2017

VIOLIN MEMORY, INC.	VM BIDCO LLC

/s/ Richard N. Nottenburg	/s/ Thomas O’Grady
Richard N. Nottenburg, Ph.D. Chairman of the Board of Directors	Thomas O’Grady Attorney-in-Fact

EXHIBIT A

Glossary of Defined Terms

1.1    “Administrative Claim” means a Claim for any costs or expenses of administration of the Estate under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, for: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of the Debtor; (b) any payment to be made under the Plan to cure a default on an assumed Executory Contract or assumed Unexpired Lease; (c) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of its business; (d) any Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order under section 546(c)(2)(A) of the Bankruptcy Code; (e) any Allowed Claims of Professionals in the Bankruptcy Case; and (f) any fees and charges assessed against the Estate under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.

1.2    “Administrative Claims Bar Date” means, for any Administrative Claim, the date that is thirty (30) days after the Effective Date or such earlier deadline applicable to such Administrative Claim as established by order of the Bankruptcy Court entered before the Effective Date.

1.3    “Administrative Claims Reserve” means any reserves of Cash established and maintained by the Debtor and, following the Effective Date, the Distribution Trust, to pay Allowed Administrative Claims (other than Professional Fee Claims), including Claims under section 503(b)(9) of the Bankruptcy Code and all Claims for rent under section 503(b) of the Bankruptcy Code and lease payments under section 365(d)(5) of the Bankruptcy Code.

1.4    “Administrative Expense Request” means a request for the payment of an Administrative Claim.

1.5    “Affiliate” means “affiliate” as defined in section 101(2) of the Bankruptcy Code.

1.6    “Allowed” means with respect to any Claim (including any Administrative Claim) or portion thereof (to the extent such Claim is not Disputed or Disallowed) or any Interest (a) any Claim or Interest, proof of which (i) was timely Filed with the Bankruptcy Court or its duly appointed claims agent, (ii) was deemed timely filed pursuant to section 1111(a) of the Bankruptcy Code, or (iii) by a Final Order, was not required to be Filed; (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as liquidated in an amount other than zero or unknown and not Disputed or Contingent (or as to which the applicable Proof of Claim has been withdrawn or Disallowed); and (c) any Claim or Interest which has been allowed (whether in whole or in part) by a Final Order (but only to the extent so allowed), and, in (a), (b) and (c) above, as to which no objection to the allowance thereof, or action to subordinate, avoid, classify, reclassify, expunge, estimate or otherwise limit recovery with respect thereto, has been Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order; (d) any Claim or Interest allowed under or pursuant to the terms of the Plan; (e) any Claim arising from the recovery of property under sections 550 or 553 of the Bankruptcy Code which has been allowed in accordance with section 503(h) of the Bankruptcy Code; (f) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a

Final Order, in either case only if a Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law; or (g) which is a Professional Claim for which a fee award amount has been approved by order of the Bankruptcy Court; provided, however, that Claims or Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” hereunder.

1.7    “Assumed Contract” means any Executory Contract identified on the Assumption Schedule or previously assumed by the Debtor by order of the Bankruptcy Court during the Bankruptcy Case.

1.8    “Assumption Schedule” means that certain schedule annexed to the Plan Supplement and identifying any Executory Contract or Unexpired Lease to be assumed by the Reorganized Debtor effective as of the Effective Date.

1.9    “Available Cash” means all of the Cash held by the Distribution Trust, including any Initial Cash or Consideration disbursed from or on behalf of the Debtor or the Plan Sponsor to the Distribution Trust on the Effective Date and any proceeds of any Distribution Trust Assets.

1.10    “Avoidance Actions” means any and all Causes of Action (other than those which are released or dismissed as part of and pursuant to the Plan) which a trustee, debtor-in-possession, the estate or other appropriate party in interest may assert under sections 502(d), 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code or under related state or federal statutes and common law, including, without limitation, fraudulent transfer laws (whether or not litigation is commenced to prosecute such Causes of Action) and including the Debtor’s rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted.

1.11    “Ballot” means each of the ballot forms, other than a master ballot form, distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.

1.12    “Bankruptcy Case” means In re Violin Memory, Inc., Case No. 16-12782 (LSS) in the United States Bankruptcy Court for the District of Delaware.

1.13    “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Bankruptcy Case.

1.14    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Bankruptcy Case.

1.15    “Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (ii) the applicable Federal Rules of Civil Procedure, as amended and promulgated under section 2072 of title 28 of the United States Code, (iii) the applicable Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware, and (iv) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Bankruptcy Case or proceedings therein, as the case may be.

1.16    “Bar Date” means, for any Claim, the date set by the Bankruptcy Court as the last day for Filing a Proof of Claim on account of such Claim against the Debtor in the Bankruptcy Case.

1.17    “Business Day” means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Wilmington, Delaware.

1.18    “Cash” or “$” means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and cash equivalents.

1.19    “Causes of Action” means any and all actions, causes of action, Claims, rights, defenses, liabilities, obligations, executions, choses in action, controversies, rights (including rights to legal remedies, rights to equitable remedies, rights to payment), suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims whatsoever, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, choate or inchoate, existing or hereafter arising, suspected or unsuspected, foreseen or unforeseen, and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, based on whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Bankruptcy Case, including through the Effective Date.

1.20    “Claim” means any “claim” against the Debtor as defined in Bankruptcy Code section 101(5).

1.21    “Claims Objection Deadline” means the date that is sixty (60) days after the Effective Date or such later date as may be extended by order of the Bankruptcy Court.

1.22    “Class” means a category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code, as described in Articles III and IV of the Plan.

1.23    “Closing” as defined in Section 6.5 hereof.

1.24    “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Case, subject to all conditions specified having been (a) satisfied, or (b) waived.

1.25    “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Case, within the meaning of Bankruptcy Rules 5003 and 9021.

1.26    “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.27    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to, among others, section 1129 of the Bankruptcy Code.

1.28    “Consideration” means the amount necessary (which amount shall be not less than $10.7 million), as of the Effective Date, to fund a cash distribution to Holders of Allowed Claims (consisting of all Administrative Claims, Priority Claims, Secured Claims, General Unsecured Claims, and Quantum Claims, but excluding for all purposes any DIP Claims), without consideration of the Initial Cash or the Supplemental Cash, in an amount equal to (i) $15,000,000.00 less (ii) the amount of such cash distribution that would otherwise be payable to Quantum Partners on account of the Quantum Claims but for the separate treatment provided for the Quantum Claims under this Plan.

1.29    “Consideration Advance” means the amount of $10,700,000.00 paid by Plan Sponsor prior to the Effective Date into the trust account of Debtor’s counsel to be disbursed in accordance with the Plan Sponsor Agreement and the Plan.

1.30    “Consideration Balance” means the amount of the Consideration less the Consideration Advance.

1.31    “Contingent” means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.32    “Contingent Administrative Claims” as defined in Section 4.1(d)(ii).

1.33    “Creditor” means any Holder of a Claim.

1.34    “Cure” means the Distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an Executory Contract or Unexpired Lease, pursuant to Bankruptcy Code section 365(b), in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such Executory Contract or Unexpired Lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.35    “Cure Amount” means, for any Executory Contract or Unexpired Lease, the amount of the Cure asserted by the Debtor or the counterparty, as applicable.

1.36    “Debtor” as defined in the preamble hereto.

1.37    “DIP Agent” means the agent for the DIP Facility.

1.38    “DIP Claims” means all Claims of the DIP Agent or any DIP Lender under the DIP Facility.

1.39    “DIP Facility” means that certain senior secured superpriority postpetition financing facility made pursuant to that certain Debtor-in-Possession Credit, Guaranty and Security Agreement, dated as of February 16, 2017, by and between the Debtor, the DIP Agent and the DIP Lender, and approved by the Bankruptcy Court, as subsequently amended or modified.

1.40    “DIP Lender” means VM Bidco LLC, in its capacity as debtor-in-possession lender under the DIP Facility, or any assignee thereof.

1.41    “DIP Tranche” as defined below in connection with the Exit Facility.

1.42    “Disallowed” means, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtor which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn by agreement of the Holder thereof and the Debtor, in whole or in part; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) if listed in the Schedules as zero or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim or a Proof of Interest, as applicable, has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any Proof of Claim or Proof of Interest; (vi) is evidenced by a Proof of Claim or a Proof of Interest which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such Proof of Claim or Proof of Interest was not timely or properly Filed; (vii) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; (viii) where the holder of a Claim is a Person or Entity from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Person, Entity or transferee has paid the amount, or turned over any such asset or property, for which such Person, Entity or transferee is liable under section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code; or (ix) is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such claim. In each case a Disallowed Claim is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

1.43    “Disallowed Claim” means a Claim, or any portion thereof, that is Disallowed.

1.44    “Disclosure Statement” means the disclosure statement for the Plan, as amended, supplemented or modified from time to time, describing the Plan, that is prepared and distributed in accordance with, among others, sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and other applicable law.

1.45    “Disputed” means, with respect to any Claim, (a) if no Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on the Debtor’s Schedules as other than disputed, contingent or unliquidated, but as to which the Debtor or Reorganized Debtor or, prior to the Effective Date, any other party in interest, has Filed an objection by the Claims Objection Deadline, and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on the Debtor’s Schedules as disputed, contingent or unliquidated; or (b) if a Proof of Claim or request for payment of an Administrative Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on the Debtor’s Schedules; (ii) a Claim for which a corresponding Claim is listed on the Debtor’s Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the Proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on the Debtor’s Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the Debtor or Reorganized Debtor or, prior to the Effective Date, any other party in interest, by the Claims Objection Deadline, and such objection has not been withdrawn or denied by a Final Order; or (v) a tort claim.

1.46    “Disputed Claim Amount” means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Disputed Claim; or (iii) if a request for estimation is Filed by any party, the amount at which such Disputed Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) zero, if the Disputed Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was Filed, or deemed to have been Filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Court.

1.47    “Distribution” means any distribution pursuant to the Plan to the Holders of Allowed Claims or Interests.

1.48    “Distribution Date” means, when used with respect to an Allowed Claim or an Allowed Interest, the Initial Distribution Date and any date after the Effective Date upon which a Distribution is made by the Distribution Trustee in accordance with the Plan which is the latest to occur of (a) the Initial Distribution Date; (b) the date that is ten (10) Business Days after the date after such Claim or Interest becomes an Allowed Claim or an Allowed Interest by a Final Order; or (c) the date that such Claim becomes payable under any agreement between the Debtor and the Holder of such Claim.

1.49    “Distribution Trust” means the trust to be formed on or prior to the Effective Date in accordance with the provisions of Section 6.2 of the Plan and the Distribution Trust Agreement for the payment of Allowed Claims and for the benefit of the Distribution Trust Beneficiaries as set forth herein.

1.50     “Distribution Trust Account” means the segregated interest bearing account established by the Distribution Trust into which shall be deposited (a) the Initial Cash, (b) the Consideration, and (c) the proceeds of the liquidation of all other Distribution Trust Assets.

1.51    “Distribution Trust Agreement” means the trust agreement that establishes the Distribution Trust and governs the powers, duties, and responsibilities of the Distribution Trustee. The Distribution Trust Agreement shall be part of the Plan Supplement.

1.52    “Distribution Trust Assets” means (A) the Initial Cash (after payment of claims in the course of the Bankruptcy Case or disbursement on the Effective Date on account of Allowed Claims), (B) the Consideration (consisting of the Consideration Advance from the trust account of Debtor’s counsel and the Consideration Balance from the Plan Sponsor), (C) all Distribution Trust Avoidance Actions, (D) all litigation recoveries with respect to the foregoing asset described in clause (C) above, (E) the Administrative Claims Reserve, (F) the Incremental Reserve, and (G) the Runoff Policy, which policy (and any proceeds thereof) shall be held by the Distribution Trust solely to satisfy Indemnification Obligations assumed pursuant to Section 9.5 of the Plan.

1.53     “Distribution Trust Avoidance Actions” means the Avoidance Actions except for the Retained Avoidance Actions.

1.54    “Distribution Trust Beneficiaries” means the Holders of Allowed General Unsecured Claims in Class 4, whether Allowed on or after the Effective Date.

1.55    “Distribution Trust Committee Designee” as defined in Section 6.2(d) herein.

1.56    “Distribution Trust Debtor Designee” as defined in Section 6.2(d) herein. For the avoidance of doubt, in the event that Mr. Sindelar resigns or is no longer able to perform his duties in such capacity, the Distribution Trust Debtor Designee shall be Richard N. Nottenburg, Ph.D., the chairman of the board of directors of the Debtor.

1.57    “Distribution Trust Interests” means the non-certificated beneficial interests of the Distribution Trust allocable to Holders of Allowed General Unsecured Claims in Class 4 in accordance with the terms and conditions of the Distribution Trust Agreement, which shall not be transferable.

1.58    “Distribution Trustee” means both of the Distribution Trust Committee Designee and the Distribution Trust Debtor Designee (or as such Persons may be replaced from time to time in accordance with the Distribution Trust Agreement), each of whom shall be appointed to jointly administer the Distribution Trust as trustees with equal rights, duties and obligations as set forth herein and in the Distribution Trust Agreement; provided, however, that the Distribution Trustees shall not take any action inconsistent with the purposes of the Distribution Trust and the qualification of the Distribution Trust as a “liquidating trust” for U.S. federal income tax purposes.

1.59    “Effective Date” means any Business Day following the date on which all conditions to consummation set forth in Section 11.2 of the Plan have been satisfied or, if capable of being duly and expressly waived, as provided in Section 11.3 of the Plan, any conditions to the occurrence of consummation set forth in the Plan has been satisfied or waived.

1.60    “Entity” means a Person, estate, trust, Governmental Unit, and U.S. Trustee, within the meaning of Bankruptcy Code section 101(15).

1.61    “Equity Interest” means any share of common stock, preferred stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in the Debtor that existed immediately prior to the Effective Date.

1.62    “Estate” means the estate of the Debtor in the Bankruptcy Case created pursuant to section 541 of the Bankruptcy Code.

1.63    “Exculpated Parties” as defined in Section 9.4 hereto.

1.64    “Executory Contract” means any contract or Unexpired Lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.65    “Exit Facility” means a senior secured term loan credit facility of the Reorganized Debtor comprised of (i) a principal amount equal to the amount outstanding under the DIP Facility as of the Effective Date and into which the DIP Facility is converted (the “DIP Tranche”), (ii) an aggregate principal amount equal to the Consideration (the “Funding Tranche”), and (iii) such additional amounts as may be agreed between the Exit Facility lenders and the Debtor or Reorganized Debtor.

1.66    “File,” “Filed” or “Filing,” means, respectively, file, filed or filing with the Bankruptcy Court in the Bankruptcy Case; provided, however, that with respect to Proofs of Claim and Proofs of Interest only, “Filed” shall mean delivered and received in the manner provided by the Bankruptcy Court order approving the Bar Date [Docket No. 283] or as otherwise established by order of the Bankruptcy Court entered before the Effective Date.

1.67    “Final Order” means an order, ruling, judgment, the operation or effect of a judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

1.68    “Funding Tranche” as defined above in connection with the Exit Facility.

1.69    “General Unsecured Claim” means any Claim against the Debtor that is not an Administrative Claim, Priority Claim, or Secured Claim.

1.70    “Governmental Unit” has the meaning of such term under Bankruptcy Code section 101(27).

1.71    “Holder” means the legal or beneficial holder of a Claim or Interest (and, when used in conjunction with a Class or type of Claim or Interest, means a Holder of a Claim or Interest in such Class or of such type).

1.72    “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.73    “Impaired Class” means a Class of Claims or Interests that are Impaired.

1.74    “Incremental Reserve” as defined in Section 4.1(d)(iii).

1.75    “Indenture Trustee Fees and Expenses” means the reasonable and documented fees and expenses (including attorneys’ fees and expenses) of Wilmington Trust, N.A., as indenture trustee for the Notes, incurred in connection with the Bankruptcy Case and/or Wilmington Trust, N.A.’s services as indenture trustee (whether incurred before or after the Petition Date).

1.76    “Indemnification Obligation” means any Claim against or obligation of the Debtor to indemnify, reimburse, advance expenses or provide contribution to or with respect to any present or former officers, directors or employees pursuant to by-laws, articles of incorporation, agreements, contracts, common law or otherwise as may be in existence immediately prior to the Effective Date.

1.77    “Indemnified Person” means all present or former officers, directors, employees, members, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals and representatives of the Debtor, the Official Committee, the Plan Sponsor and Quantum Partners (in each case in his, her or its capacity as such (where applicable)).

1.78    “Initial Cash” means the Debtor’s cash on hand immediately prior to the initial funding of the DIP Facility, as supplemented in accordance with the terms of the DIP Facility and as reduced by certain professional fee claims incurred by the Debtor prior to entry into the DIP Facility, as disclosed by the Debtor to the DIP Lender.

1.79    “Initial Distribution Date” means, when used with respect to an Allowed Claim or an Allowed Interest, the Effective Date or as soon as reasonably practicable after the Effective Date.

1.80    “Intercompany Claims” means all Claims held by the Debtor (or any subsidiary or Affiliate of the Debtor) against any or all Affiliates of the Debtor, including, without limitation, all derivative Claims asserted by or on behalf of one Debtor against the other.

1.81    “Interest” means the legal, equitable, contractual interests, equity interests or ownership interests, or other rights of any Person in the Debtor including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor’s stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated “stock” or a similar security.

1.82    “Lien” means, with respect to any asset or property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages or hypothecation to secure payment of a debt or performance of an obligation, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any asset or property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of general unsecured Creditors.

1.83    “New Equity” means the equity in the Reorganized Debtor issued as of the Effective Date.

1.84    “New Corporate Governance Documents” means the corporate governance documents for the Reorganized Debtor or any of its subsidiaries, including charters, bylaws, operating agreements, or other organization or formation documents, as applicable.

1.85    “Notes” means the 4.25% Convertible Senior Notes due 2019 issued by the Debtor.

1.86    “Official Committee” means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the Bankruptcy Case pursuant to section 1102(a) of the Bankruptcy Code, as the membership of such committee is constituted and reconstituted from time to time.

1.87    “Person” means and includes a natural person, individual, partnership, corporation (as defined in section 101(a) of the Bankruptcy Code), or organization including, without limitation, corporations, limited partnerships, limited liability companies, general partnerships, joint ventures, joint stock companies, trusts, land trusts, business trusts, unincorporated organizations or associations, Official Committee, or ad hoc committee, or other organizations, irrespective of whether they are legal entities, governmental bodies (or any agency, instrumentality or political subdivision thereof), or any other form of legal entities; provided, however, the term “Person” does not include Governmental Units, except that a Governmental Unit that (a) acquires an asset from a Person (i) as a result of the operation of a loan guarantee agreement or (ii) as receiver or liquidating agent of a Person; (b) is a guarantor of a pension benefit payable by or on behalf of a Debtor or an Affiliate of a Debtor; or (c) is the legal or beneficial owner of an asset of (i) an employee pension benefit plan that is a governmental plan, as defined in section 414(d) of the Internal Revenue Code of 1986 or (ii) an eligible deferred compensation plan, as defined in section 457(b) of the Internal Revenue Code of 1986, shall be considered for purposes of section 1102 of the Bankruptcy Code to be a Person with respect to such asset or such benefit.

1.88    “Petition Date” means December 14, 2016, the date on which the Debtor Filed its petition for relief commencing the Bankruptcy Case.

1.89    “Plan” means this plan of reorganization under chapter 11 of the Bankruptcy Code, as it may be altered, amended, modified or supplemented from time to time including in accordance with its terms, any Plan Supplement, the Bankruptcy Code or the Bankruptcy Rules.

1.90    “Plan Documents” means, collectively, those material documents executed or to be executed in order to consummate the transactions contemplated under the Plan, including without limitation the Plan Supplement, which shall be Filed with the Bankruptcy Court in advance of the Confirmation Hearing.

1.91    “Plan Sponsor” as defined in the preamble hereto.

1.92     “Plan Sponsor Agreement” means that certain Plan Sponsor Agreement among the Plan Sponsor, the Debtor, and the Official Committee dated as of February 14, 2017 and Filed as Docket No. 231 in the Bankruptcy Case.

1.93    “Plan Supplement” means the supplement to the Plan to be Filed hereafter to supplement or clarify aspects of the Plan.

1.94    “Priority Claims” means any and all Priority Tax Claims and Priority Non-Tax Claims.

1.95    “Priority Non-Tax Claim” means any and all Allowed Claims accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim.

1.96    “Priority Tax Claim” means any and all Claims of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

1.97    “Professional” means any professional employed in this Bankruptcy Case pursuant to Bankruptcy Code sections 327, 328, or 1103.

1.98    “Professional Fee Claim” means a Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred after the Petition Date and on or before the Effective Date.

1.99    “Professional Fee Reserve” means the reserves of Cash established and maintained by the Debtor or, following the Effective Date, counsel to the Debtor, to satisfy Allowed Professional Fee Claims. For the avoidance of doubt and without limiting the foregoing, the Professional Fee Reserve shall include the Initial Cash and the Supplemental Cash, in each case to the extent not disbursed in satisfaction of Professional Fee Claims in accordance with applicable orders of the Bankruptcy Court prior to the Effective Date, and in the case of the Initial Cash, excepting an amount of $972,000 to be transferred from the Debtor to the Distribution Trust as part of the Distribution Trust Assets.

1.100    “Proof of Claim” means a proof of claim, including, but not limited to, any Administrative Expense Request, Filed with the Bankruptcy Court or its duly appointed claims agent in connection with the Bankruptcy Case pursuant to section 501 of the Bankruptcy Code.

1.101    “Proof of Interest” means any proof of Interest Filed with the Bankruptcy Court or its duly appointed claims agent in connection with the Bankruptcy Case pursuant to Bankruptcy Rule 3002.

1.102    “Pro Rata Share” means, with respect to any Allowed Claim in Class 4, the ratio (expressed as a percentage) of the amount of such Allowed Claim to the aggregate amount of all Allowed Claims in Class 4 plus the Disputed Claim Amount of all other Disputed Claims to be satisfied by the Distribution Trust.

1.103    “Protected Parties” means the (a) Debtor; (b) Reorganized Debtor; (c) the Official Committee (including Official Committee members in their individual capacities); (d) the Plan Sponsor and Quantum Partners; and (e) each Indemnified Person.

1.104    “Quantum Partners” means Quantum Partners LP or its assignee.

1.105    “Rejection Claim Bar Date” means the date that is thirty (30) days after the Effective Date.

1.106    “Releasee” has the meaning ascribed to such term in Section 9.2 of the Plan.

1.107    “Retained Avoidance Actions” means any and all Avoidance Actions against Plan Sponsor, any affiliate of Plan Sponsor, counterparties to any Assumed Contract, customers of the Reorganized Debtor, and any Indemnified Person.

1.108    “Reorganized Debtor” means the Debtor as reorganized upon the Effective Date pursuant to this Plan.

1.109    “Runoff Policy” means the certain director & officer liability insurance policies and the related runoff period coverage purchased prior to the Petition Date by the Debtor from Old Republic Insurance Company (Policy No. ORPRO 38799); XL Specialty Insurance Company (Policy No. ELU146290-16); Argonaut Insurance Company (Policy No. MLX 7600656-03); Berkley Insurance Company (Policy No. BPRO8022729); Hudson Insurance Company (Policy No. HN-0303-3641-092716); and RLI Insurance Company (Policy No. EPG0500271).

1.110    “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.

1.111    “Secured Claim” means a Claim that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which the Estate has an interest, or a Claim that is subject to setoff under section 553 of the Bankruptcy Code; to the extent of the value of the Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtor or the Reorganized Debtor and the Holder of such Claim. The amount of any Claim that exceeds the value of the Holder’s interest in the Estate’s interest in property or the amount subject to setoff shall be treated as a General Unsecured Claim.

1.112    “Soros” as defined in the preamble hereto.

1.113    “Subordinated Claims” means any Claims arising under section 510(b) of the Bankruptcy Code or other Claims that are subordinated to general unsecured claims under the Bankruptcy Code.

1.114    “Supplemental Cash” as defined in Exhibit A to the Plan Sponsor Agreement.

1.115    “Unexpired Lease” means a lease of non-residential real property to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.116    “Unimpaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.117    “Unimpaired Class” means a Class of Claims that are not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.118    “Unsecured Claim” means a Claim arising prior to the Petition Date against the Debtor that is neither a Secured Claim nor entitled to priority under section 507 of the Bankruptcy Code or any order of the Bankruptcy Court, which Claim may be a General Unsecured Claim.

1.119    “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

1.120    “Voting Deadline” means April 10, 2017 at 5:00 p.m. (Eastern Time), which date and time has been established by the Bankruptcy Court [Docket No. 305] as the deadline by which all Ballots to accept or reject the Plan must be received in order to be counted for purposes of section 1126 of the Bankruptcy Code.